                                                 EXHIBIT 11
                                  COMPUTATION OF EARNINGS PER COMMON SHARE

                                                        Three Months Ended           Nine Months Ended
                                                          September 30               September 30
                                                  --------------------------    --------------------------
                                                      1995           1994           1995          1994
                                                  ------------  ------------    ------------  ------------
Earnings per common and common equivalent share

Net income (loss) available to common
  and equivalent shares                           $(  206,060)  $(  189,709)    $(  650,658)  $(  216,482)
                                                    =========     =========       =========     =========
Weighted average common shares
  outstanding                                       1,749,163     1,514,213       1,710,593     1,506,941
Adjustments
  Assumed conversion of Class B Variable Rate
    Cumulative Convertible Preferred Stock                  -         6,470               -        13,495
                                                    ---------     ---------       ---------     ---------

Total common and equivalent shares                  1,749,841     1,520,683       1,749,389     1,520,436
                                                    =========     =========       =========     =========

Loss per common and equivalent share
  after preferred dividends                       $(      .12)  $(      .12)    $(      .37)  $(      .14)
                                                    =========     =========       =========     =========

Fully diluted earnings per common and common equivalent share

Net income (loss) available to common
  and equivalent shares                           $(  206,060)  $(  189,709)    $(  650,658)  $(  216,482)
                                                    =========     =========       =========     =========
Weighted average common shares
  outstanding                                       1,749,163     1,514,213       1,710,593     1,506,941
Adjustments
  Assumed conversion of Class B Variable Rate
    Cumulative Convertible Preferred Stock                  -         6,470               -        13,495
                                                    ---------     ---------       ---------     ---------

Total common and equivalent shares                  1,749,841     1,520,683       1,749,389     1,520,436
                                                    =========     =========       =========     =========

Loss per common and equivalent share
  after preferred dividends                       $(      .12)  $(      .12)    $(      .37)  $(      .14)
                                                    =========     =========       =========     =========


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